LETTER AGREEMENT

Russell Investments Financial Services, LLC

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Distribution Agreement

Pursuant to Introductory Section 1 of the Distribution Agreement between Russell Investment Company (“RIC”) and Russell Investments Financial Services, LLC (“RIFIS”), dated June 1, 2016, as amended (the “Agreement”), RIC hereby advises you that it is creating:

(i) Class T Shares for the U.S. Core Equity Fund, U.S. Defensive Equity Fund, U.S. Small Cap Equity Fund, International Developed Markets Fund, Investment Grade Bond Fund, Strategic Bond Fund, Global Real Estate Securities Fund, Emerging Markets Fund, Short Duration Bond Fund, Tax-Exempt Bond Fund, U.S. Dynamic Equity Fund, Global Equity Fund, Commodity Strategies Fund, Global Infrastructure Fund, Global Opportunistic Credit Fund, U.S. Large Cap Equity Fund, U.S. Mid Cap Equity Fund, U.S. Strategic Equity Fund, Strategic Call Overwriting Fund, Tax-Managed International Equity Fund, Multi-Strategy Income Fund, Tax-Exempt High Yield Bond Fund, Unconstrained Total Return Fund, Multi-Asset Growth Strategy Fund, Tax-Managed U.S. Large Cap Fund, Tax-Managed U.S. Mid & Small Cap Fund, Equity Growth Strategy Fund, Growth Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund and Conservative Strategy Fund (the “New T Class”); and

(ii) Class A1, Class A2, Class A3 and Class C1 Shares for the U.S. Core Equity Fund, U.S. Defensive Equity Fund, U.S. Small Cap Equity Fund, International Developed Markets Fund, Investment Grade Bond Fund, Strategic Bond Fund, Global Real Estate Securities Fund, Emerging Markets Fund, Short Duration Bond Fund, Tax-Exempt Bond Fund, U.S. Dynamic Equity Fund, Global Equity Fund, Commodity Strategies Fund, Global Infrastructure Fund, Global Opportunistic Credit Fund, U.S. Large Cap Equity Fund, U.S. Mid Cap Equity Fund, U.S. Strategic Equity Fund, Strategic Call Overwriting Fund, Select U.S. Equity Fund, Select International Equity Fund, Tax-Managed International Equity Fund, Multi-Strategy Income Fund, Tax-Exempt High Yield Bond Fund, Unconstrained Total Return Fund, Multi-Asset Growth Strategy Fund, Tax-Managed U.S. Large Cap Fund, Tax-Managed U.S. Mid & Small Cap Fund, Equity Growth Strategy Fund, Growth Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund and Conservative Strategy Fund (the “New A/C Classes”, and together with the New T Class, the “New Classes”). RIC desires RIFIS to serve as Distributor with respect to the Shares of the New Classes pursuant to the terms and conditions of the Agreement. The fees to be charged the New Classes in return for RIFIS’ services are the same as in the Agreement.

Please indicate your acceptance to act as Distributor with respect to the New Classes by executing this Letter Agreement and returning it to the undersigned.

Sincerely,

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson
Treasurer

Accepted this              day of             , 201    .

RUSSELL INVESTMENTS FINANCIAL SERVICES, LLC

By: